UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2017

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Items

December 2017 Distributions

The board of directors (the “Board”) of Hines Global REIT, Inc. (the “Company”) has authorized the Company to declare distributions for the month of December 2017. These distributions will be calculated based on stockholders of record on each day for the month of December 2017 in an amount equal to $0.0017808 per share, per day. All distributions will be paid in cash or reinvested in stock for those participating in the Company’s distribution reinvestment plan in January 2018.

Share Redemption Plan

The Board determined to waive the limitation on the share redemption plan and fully honor all redemption requests received for the month ended November 30, 2017. Funds available for redemption are limited to the amount of proceeds received from the Company’s distribution reinvestment plan in the prior month. However, the Board has the discretion to redeem shares in excess of this amount if it determines there are sufficient available funds and it is appropriate to do so as long as the total amount redeemed does not exceed the amount required to redeem 5% of the Company’s shares outstanding as of the same date in the prior calendar year. Pursuant to this discretion, the Board determined for the month ended November 30, 2017 to redeem shares in the amount of $12.3 million (including $1.5 million of shares to be redeemed in relation to the death or disability of stockholders), which was in excess of the $7.7 million received from the distribution reinvestment plan in the prior month.

Amended Share Redemption Program

On December 1, 2017, the board of directors of Hines Global REIT, Inc. (the “Company”) approved and adopted amendments to the Company’s share redemption program in order to modify the pricing under the share redemption program, such that the redemption price applicable to all redemption requests, including redemption requests made in connection with the death or disability of a stockholder, will be equal to the net asset value per share of the Company’s common stock most recently announced by the Company in a public filing with the Securities and Exchange Commission (the “Amended Share Redemption Program”). The Amended Share Redemption Program will replace the current share redemption program, effective as of December 31, 2017. Accordingly, any redemptions of the Company’s common stock made pursuant to requests submitted for the month of December 2017 will be processed in accordance with the terms of the Amended Share Redemption Program. The full terms of the Amended Share Redemption Program are set forth in the Amended Share Redemption Program, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Hines Global REIT, Inc. Amended and Restated Share Redemption Program, effective as of December 31, 2017

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

December 1, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer